EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Conversion Technologies International, Inc. for the registration of 6,208,037 shares of its common stock and to the incorporation by reference therein of our report dated September 18, 1997 with respect to the consolidated financial statements of Conversion Technologies International, Inc. and subsidiaries included in its Annual Report on Form 10-KSB, as amended, for the year ended June 30, 1997, filed with the Securities and Exchange Commission.




                                          /s/ ERNST & YOUNG LLP


Metro Park, New Jersey
February 23, 1998